UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

SIGNET JEWELERS LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House

2 Church Street

Hamilton

HM11

Bermuda

(Address of principal executive offices, including zip code)

441 296 5872

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2014, Signet Jewelers Limited (“Signet”) issued a press release announcing that Signet has appointed Michele Santana as Chief Financial Officer of Signet (“CFO”) with effect from August 1, 2014, and the resignation on June 27, 2014 of Ronald W. Ristau as CFO with effect from July 31, 2014. Ms. Santana, who is currently Signet’s Senior Vice President and Controller, will become Signet’s Chief Financial Officer Designate effective July 1, 2014. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Ms. Santana, age 43, has been employed by a wholly-owned subsidiary of Signet, Sterling Jewelers Inc. (the “Company”), since October 2010, and has served as Senior Vice President and Controller for Signet since that time. Prior to joining Signet, Ms. Santana was the Director of Internal Audit at Cliffs Natural Resources Inc. (a mining and natural resources company) from April 2010. Prior to joining Cliffs Natural Resources Inc., Ms. Santana was Audit Senior Management at KPMG LLP, which she joined in September 1996. Ms. Santana holds a Bachelor of Arts degree in Business Administration from Baldwin Wallace College.

There is no arrangement or understanding between Ms. Santana and any other persons pursuant to which she was appointed as an officer of Signet, and there is no family relationship between Ms. Santana and any directors or executive officers of Signet. Ms. Santana is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with Signet or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Ms. Santana’s employment as CFO will be governed by an employment agreement (the “Employment Agreement”) between Ms. Santana and the Company. During the term of employment, Ms. Santana will (i) receive a starting base salary equal to $535,000, (ii) be eligible for an annual bonus with a target of 75% of base salary (with a maximum of 150% of base salary), (iii) be eligible for a long term incentive bonus, (iv) receive deferred compensation and welfare benefits made available generally from time to time to executive officers of the Company, and (v) be entitled to five weeks paid vacation per year.

During the term of employment and for specified periods thereafter Ms. Santana will be subject to confidentiality, non-solicitation, and non-competition restrictions. In addition, Ms. Santana will be subject to all written policies of the Board of Directors of Signet in effect from time to time, including any policies relating to the clawback of compensation.

The Employment Agreement may be terminated for any reason and at any time by the Company, and upon 360 days’ prior written notice by Ms. Santana. In the event that Ms. Santana’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement), in addition to any accrued but unpaid benefits or obligations as of the date of termination, Ms. Santana will be entitled to (i) continued payment of base salary then in effect for 12 months, (ii) a pro-rata portion of the annual bonus (if any) for which she was then eligible as of the date of termination for the fiscal year in which such termination occurs, based on actual performance, and (iii) a lump sum payment equal to the cost of the COBRA premium for 12 months of coverage at the same level as in effect immediately prior to the date of termination. The Employment Agreement also includes other customary terms, including with respect to disability and death. If Ms. Santana is terminated by the Company for cause, she will be entitled to accrued and unpaid salary. If Ms. Santana resigns, she will be entitled to accrued and unpaid benefits. All severance payments and benefits (that were not accrued prior to termination) will be conditioned on the execution of a general release of claims against the Company, its affiliates, subsidiaries and related parties, and on continued compliance with the restrictive covenants discussed above.

On June 27, 2014, Signet entered into a separation agreement with Mr. Ristau (the “Separation Agreement”) in connection with his resignation as CFO effective July 31, 2014 (the “Termination Date”). Subject to Mr. Ristau’s continued employment with Signet through the Termination Date or his earlier death or “disability” (as defined in the employment agreement between the Company and Mr. Ristau dated April 12, 2010), he will be entitled to receive, in addition to any accrued but unpaid benefits or obligations, (i) continued payment of base salary then in effect for 12 months following the Termination Date, commencing on the 60th day following the Termination Date and paid in accordance with Signet’s standard payroll practices, (ii) a pro-rata portion of the annual bonus for the fiscal year ended January 31, 2015 (the “2015 Fiscal Year”), based on actual performance for the full 2015 Fiscal Year, (iii) pro-rata vesting in a number of shares of restricted stock that were granted pursuant to Time-Based Restricted Stock Award Agreements dated as of April 23, 2012, April 26, 2013 and May 8, 2014, (iv) pro-rata vesting of the portion of restricted stock units (“RSUs”) that were granted pursuant to RSU Agreements as of April 23, 2012, April 26, 2013 and May 8, 2014, based on actual performance during the applicable performance period for such RSUs, (v) a cash payment of $315,000, to be paid on the 60th day following the Termination Date, and (vi) a cash payment equal to the annual bonus Mr. Ristau would have received for Fiscal 2015 had he remained continuously employed through the standard payment date for such annual bonus, minus the amount to which he is entitled to receive pursuant to (ii) above, to be paid in a lump sum during the period commencing on 15th of April and ending on the 31st of May, 2015. The benefits described in (v) and (vi) above are subject to Mr. Ristau’s continued support of a smooth transition of all ongoing and outstanding work in the best interests of Signet through the Termination Date, as reasonably determined by the Chief Executive Officer of Signet. The termination payments and benefits set forth in the Separation Agreement shall be the sole and exclusive payments and benefits to which Mr. Ristau shall be entitled in respect of his termination of employment with Signet.

For a period of two years after the Termination Date, Mr. Ristau will be subject to non-solicitation restrictions. In addition, for a period of one year after the Termination Date, Mr. Ristau will be subject to non-competition restrictions. Mr. Ristau will also be subject to ongoing confidentiality restrictions. The Separation Agreement also contains other customary provisions.

All severance payments and benefits (that were not accrued prior to termination) will be conditioned on Mr. Ristau’s (a) execution of a general release of claims against Signet, its affiliates and related parties, (b) full and continued cooperation in good faith with Signet, its subsidiaries and affiliates in connection with certain matters relating to Signet, its subsidiaries and affiliates, and (c) continued compliance with the restrictive covenants discussed above.

The foregoing description is not complete and is qualified in its entirety by the Separation Agreement dated June 27, 2014 between Signet and Mr. Ristau, attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement dated June 27, 2014 between Signet Jewelers Limited and Ronald W. Ristau.

99.1	Press Release of Signet Jewelers Limited, dated July 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

Date: July 3, 2014

	By:	/s/ Mark A. Jenkins
	Name:	Mark A. Jenkins
	Title:	Signet Company Secretary & Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement dated June 27, 2014 between Signet Jewelers Limited and Ronald W. Ristau.

99.1	Press Release of Signet Jewelers Limited, dated July 1, 2014.

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